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                                                                    Exhibit 23.2




                     [LETTERHEAD OF SEILER & COMPANY, LLP]



                        CONSENT OF INDEPENDENT AUDITORS


     As independent public accountants, we hereby consent to the use of our reports (and to all references to our Firm) included in or made a part of this registration statement.





SEILER & COMPANY, LLP
/s/ SEILER & COMPANY, LLP


Redwood City, California

January 23, 1998